                                                                    EXHIBIT 28.H






                    CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                       First USA Bank, National Association

                           FIRST CHICAGO MASTER TRUST II
                                   Series 1998-V
                                   July 11, 2001

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1998-V Supplement dated as of November 1, 1998 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the July 16, 2001 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A.   Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

          1.   The total amount of the distribution to Class A Adjusted Certificateholders on the Payment Date
               per $1,000 interest.                                                                                          $3.668

          2.   The amount of the distribution set forth in paragraph 1 above in respect of principal on
               the Class A Adjusted Certificates, per $1,000 interest                                                        $0.000

          3.   The amount of the distribution set forth in paragraph 1 above in respect of interest on
               the Class A Adjusted Certificates, per $1,000 interest                                                        $3.668

B.   Information Regarding the Performance of the Trust

          1.   Collections of Receivables
          -------------------------------

          a.   The aggregate amount of Collections of Receivables processed for the Due
               Period with respect to the current Distribution Date which were allocated in
               respect of the Investor Certificates of all Series                                                 $2,176,546,515.34

          b.   The aggregate amount of Collections of Receivables processed for the Due
               Period with respect to the current Distribution Date which were allocated in
               respect of the Series 1998-V Certificates                                                            $360,754,064.59

          c.   The aggregate amount of Collections of Receivables processed for the Due
               Period with respect to the current Distribution Date which were allocated in
               respect of the Class A Certificates                                                                  $315,659,806.48

          d.   The amount of Collections of Receivables processed for the Due
               Period with respect to the current Distribution Date which were allocated in
               respect of the Class A Adjusted Certificates, per $1,000 interest                                           $315.660

          e.   The amount of Excess Spread for the Due Period with respect to the current
               Distribution Date                                                                                      $9,909,784.24

          f.   The amount of Reallocated Principal Collections for the Due Period with respect
               to the current Distribution Date allocated in respect of the Class A Certificates                              $0.00

          g.   The amount of Excess Finance Charge Collections allocated in respect of the
               Series 1998-V Certificates, if any                                                                             $0.00


                                                                  Series  1998-V

          h.   The amount of Excess Principal Collections allocated in respect of the Series 1998-V
               Certificates, if any                                                                                           $0.00

          2.   Receivables in Trust
          -------------------------

          a.   Aggregate Principal Receivables for the Due Period with respect to the current
               Distribution Date (which reflects the Principal Receivables represented by the
               Exchangeable Seller's Certificate and by the Investor Certificates of all Series)                 $14,032,984,289.74

          b.   The amount of Principal Receivables in the Trust represented by the Series 1998-V
               Certificates  (the "Adjusted Invested Amount") for the Due Period with respect to the
               current Distribution Date                                                                          $1,142,857,143.00

          c.   The amount of Principal Receivables in the Trust represented by the Class A
               Certificates (the "Class A Adjusted Invested Amount") for the Due Period with respect to the       $1,000,000,000.00
               current Distribution Date

          d.   The Invested Amount for the Due Period with respect to the current Distribution Date               $1,142,857,143.00

          e.   The Class A Invested Amount for the Due Period with respect to
               the current Distribution Date                                                                      $1,000,000,000.00

          f.   The Invested Percentage with respect to Finance Charge Receivables (including
               Interchange) and Defaulted Receivables for the Series 1998-V Certificates for
               the Due Period with respect to the current Distribution Date                                                   8.144%

          g.   The Invested Percentage with respect to Principal Receivables for the Series 1998-V
               Certificates for the Due Period with respect to the current Distribution Date                                  8.144%

          h.   The Class A Floating Percentage for the Due Period with respect to the current
               Distribution Date                                                                                             87.500%

          i.   The Class A Principal Percentage for the Due Period with respect to the current
               Distribution Date                                                                                             87.500%

          j.   The Collateral Floating Percentage for the Due Period with respect to the current
               Distribution Date                                                                                             12.500%

          k.   The Collateral Principal Percentage for the Due Period with respect to the current
               Distribution Date                                                                                             12.500%

          3.   Delinquent Balances
          ------------------------

               The aggregate amount of outstanding balances in the Accounts which were 30 or more days delinquent as of the end of the Due Period for the current Distribution
               Date                                                                                                 $566,089,717.82


                                                                  Series  1998-V

          4.   Investor Default Amount
          ---------------------------

          a.   The aggregate amount of all Defaulted Receivables written off as uncollectible during the
               Due Period with respect to the current Distribution Date allocable to the Series 1998-V
               Certificates (the "Investor Default Amount")

               1.  Investor Default Amount                                                                            $6,864,619.91
               2.  Recoveries                                                                                           $321,368.05
               3.  Net Default Receivables                                                                            $6,543,251.86

          b.   The Class A Investor Default Amount

               1.  Investor Default Amount                                                                            $6,006,542.42
               2.  Recoveries                                                                                           $281,197.04
               3.  Net Default Receivables                                                                            $5,725,345.38

          c.   The Collateral Investor Default Amount

               1.  Investor Default Amount                                                                              $858,077.49
               2.  Recoveries                                                                                            $40,171.01
               3.  Net Default Receivables                                                                              $817,906.48

          5.   Investor Charge-offs.
          -------------------------

          a.   The amount of the Class A Adjusted Investor Charge-Offs per $1,000 interest after reimbursement of any such Class A Adjusted Investor Charge-Offs for the Due Period with
               respect to the current Distribution Date                                                                       $0.00

          b.   The amount attributable to Class A Adjusted Investor Charge-Offs, if any, by which the principal balance of the Class A Adjusted Certificates exceeds the Class A Adjusted Invested
               Amount as of the end of the day on the Record Date with respect to the current
               Distribution Date                                                                                              $0.00

          c.   The amount of the Collateral Charge-Offs,if any, for the Due Period with respect
               to the current Distribution Date                                                                               $0.00

          6.   Monthly Servicing Fee
          --------------------------

          a.   The amount of the Monthly Servicing Fee payable from available funds by the Trust to
               the Servicer with respect to the current Distribution Date                                               $238,095.24

          b.   The amount of the Interchange Monthly Servicing Fee payable to the Servicer
               with respect to the current Distribution Date                                                          $1,190,476.19

          7.   Available Cash Collateral Amount
          -------------------------------------

          a.   The amount, if any, withdrawn from the Cash Collateral Account for the current
               Distribution Date (the "Withdrawal Amount")                                                                    $0.00

          b.   The amount available to be withdrawn from the Cash Collateral Account as of the end of the day on the current Distribution Date, after giving effect to all withdrawals, deposits and payments to be made
               on such Distribution Date (the "Available Cash Collateral Amount" for the next Distribution Date)     $11,428,572.00

                                                                 Series:  1998-V

          c.   The amount as computed in 7.b as a percentage of the Class A Adjusted Invested Amount
               after giving effect to all reductions thereof  on the current Distribution Date                                1.143%

          8.   Collateral Invested Amount
          -------------------------------

          a.   The Collateral Invested Amount for the current  Distribution Date                                    $142,857,143.00

          b.   The Collateral Invested Amount after giving effect to all withdrawals, deposits,
               and payments on the current Distribution Date                                                        $142,857,143.00

          9.   Total Enhancement
          ----------------------

          a.   The total Enhancement for the current Distribution Date                                              $154,285,715.00

          b.   The total Enhancement after giving effect to all withdrawals, deposits
               and payments on the current Distribution Date                                                        $154,285,715.00

     C.   The Pool Factor
     --------------------

               The Pool Factor (which represents the ratio of the Class A Adjusted Invested Amount on the last day of the month ending on the Record Date adjusted for
               Class A Adjusted Investor Charge-Offs set forth in B.5.a above and for the distributions of principal set forth in A.2 above to the Class A Adjusted Initial Invested Amount).
               The amount of a Class A Adjusted Certificateholder's pro rata share of the
               Class A Adjusted Invested Amount can be determined by multiplying the original
               denomination of the holder's Class A Adjusted Certificate by the Pool Factor                           100.00000000%


     D.   Principal Funding Account
     ------------------------------

          1.   The Principal Funding Investment Proceeds deposited in the Collection
               Account for the current Distribution Date to be treated as Class A
               Available Funds                                                                                                $0.00

          2.   The Excess Principal Funding Investment Proceeds for the current
               Distribution Date                                                                                              $0.00

          3.   The Principal Funding Account Balance as of the end of the day on
               the current Distribution Date                                                                                  $0.00

          4.   The Deficit Controlled Accumulation Amount for the preceding Due Period                                        $0.00

     E.   Reserve Account
     --------------------

          1.   The Reserve Draw Amount for the current Distribution Date
                                                                                                                              $0.00
          2.   The amount on deposit in the Reserve Account as of the end of the day on the current Distribution Date (the "Available Reserve Account Amount"
               for the next Distribution Date)
                                                                                                                              $0.00

CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page



                                       First USA Bank, National Association
                                         as Servicer


                                       By:  /s/ Tracie Klein
                                           -----------------------------------
                                                TRACIE KLEIN
                                       Title:   FIRST VICE PRESIDENT